Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated May 25, 2012 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Select Tax-Free Income Portfolio filed with the Securities and Exchange in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-185494).

/s/ Ernst & Young LLP

Chicago, Illinois

April 19, 2013